UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On August 15, 2013, Lone Pine Resources Inc. (“Lone Pine”) announced that Lone Pine Resources Canada Ltd. (“LPR Canada”) elected not to make the US$10,115,625 semi-annual interest payment due on August 15, 2013 in respect of its outstanding 10.375% senior notes due 2017 (the “Senior Notes”).

The indenture, dated February 14, 2012 (the “Indenture”), among LPR Canada, Lone Pine and certain other guarantors and U.S. Bank National Association, as trustee (the “Trustee”), governing the Senior Notes provides that the failure to make such interest payment, if not cured within 30 days, will result in an event of default under the Indenture, and thereafter the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes will have the right to declare the Senior Notes immediately due and payable at their principal amount together with accrued interest; however, holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Accordingly, if LPR Canada has not made the interest payment by September 16, 2013, an event of default under the Indenture will occur. As of August 15, 2013, there was US$195 million aggregate principal amount of Senior Notes outstanding.

LPR Canada’s failure to make an interest payment on the Senior Notes could also lead to a cross default under the credit agreement dated as of March 18, 2011, by and among Lone Pine, LPR Canada, JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent and the other agents and Lenders (as defined in the Credit Agreement) party thereto (as amended, the “Credit Agreement”), which cross default could entitle the Lenders, in the absence of a waiver or forbearance agreement, to accelerate the Credit Agreement indebtedness. As of August 15, 2013, Lone Pine had approximately Cdn$178 million outstanding under the Credit Agreement.

As previously disclosed, Lone Pine is focused on addressing its liquidity and leverage issues, and during the past several weeks Lone Pine has been engaged in discussions with the holders of a majority of the aggregate principal amount of the Senior Notes regarding a possible restructuring or refinancing of the Senior Notes and the indebtedness outstanding under the Credit Agreement. Those discussions with the holders are continuing, however there is no assurance that such discussions will be successful or that an agreement on the terms of a restructuring or refinancing will be obtained before the end of the 30-day Indenture cure period. Lone Pine also remains in active dialogue with its syndicate of Lenders regarding its restructuring and refinancing efforts.

If Lone Pine fails to restructure or refinance its current outstanding indebtedness within the time parameters available to it under the Credit Agreement and the Indenture or otherwise, or if any of its indebtedness is accelerated, Lone Pine will likely not have adequate liquidity to fund its operations, meet its obligations (including its debt payment obligations) and continue as a going concern, and will likely be forced to seek relief under the Canadian Companies’ Creditors Arrangement Act (“CCAA”) and Chapter 11 or 15 of the U.S. Bankruptcy Code (or an involuntary petition for bankruptcy relief or similar creditor action may be filed against it).

Lone Pine’s common stock is currently listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”). If Lone Pine files or announces an intent to file for relief under the CCAA and Chapter 11 or 15 of the U.S. Bankruptcy Code and because Lone Pine is currently below a continued listing standard enumerated in section 802.01B of the NYSE Listed Company Manual, Lone Pine will be subject to immediate suspension and delisting from the NYSE.  In addition, if Lone Pine’s average global market capitalization is less than US$15 million over a consecutive 30 trading-day period, then, pursuant to section 802.01B of the NYSE Listed Company Manual, the NYSE will promptly initiate suspension and delisting procedures against Lone Pine, and Lone Pine will not be eligible to use sections 802.02 and 802.03 of the NYSE Listed Company Manual to appeal such suspension and delisting procedures.

Continued listing of Lone Pine’s common stock on the TSX is subject to compliance with the applicable requirements of the TSX Company Manual.  Under section 708 of the TSX Company Manual, if Lone Pine files for relief under the CCAA and Chapter 11 or 15 of the U.S. Bankruptcy Code or any other creditor arrangement, bankruptcy or similar proceedings are instituted, the TSX may in its discretion immediately halt trading on the TSX of, and thereafter delist, Lone Pine’s common stock.  In addition and in accordance with section 710 of the TSX Company Manual, the TSX may delist Lone Pine’s common stock if, in the opinion of the TSX, Lone Pine’s financial condition is such that its ability to continue as a going concern is questionable.  The TSX retains broad discretion to halt trading in and delist Lone Pine’s common stock in these and other circumstances.

A copy of Lone Pine’s press release concerning the Senior Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements may include statements with respect to, among other things:

•                  our estimates of our oil and natural gas reserves;

•                  our estimates of our future oil, natural gas and NGL production, including estimates of any increases or decreases in our production;

•                  estimates of future capital expenditures;

•                  estimates of our average global market capitalization;

•                  our future financial condition and results of operations;

•                  our future revenues, cash flows and expenses;

•                  our plans to dispose of non-core assets;

•                  our plans to restructure or refinance our Senior Notes and the indebtedness outstanding under our Credit Agreement or otherwise complete a comprehensive restructuring;

•                  our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern;

•                  our future business strategy and other plans and objectives for future operations;

•                  our future development opportunities and production mix;

•                  our outlook on oil, natural gas and NGL prices;

•                  the amount, nature and timing of future capital expenditures, including future development costs;

•                  our ability to access the capital markets to fund capital and other expenditures;

•                  our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•                  the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and

•                  our estimates of additional costs and expenses we may incur as a separate stand-alone company.

We believe the expectations and forecasts reflected in our forward-looking statements are reasonable, but we can give no assurance that they will prove to be correct. We caution you that these forward-looking statements can be affected by inaccurate assumptions and are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production and sale of oil and natural gas. When considering forward-looking statements, you should keep in mind the assumptions, risk factors and other cautionary statements described in our Annual Report on Form 10-K , Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These assumptions and risks include, among other things:

•                  the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices;

•                  a continuation of depressed natural gas prices;

•                  the availability of capital on economic terms to fund our significant capital expenditures and acquisitions;

•                  our ability to obtain adequate financing to pursue other business opportunities;

•                  our level of indebtedness;

•                  our ability to make the August 15, 2013 interest payment on the Senior Notes by September 16, 2013;

•                  our ability to pursue a strategic restructuring, refinancing or other transaction, which is necessary for us to continue as a going concern, and which ability may be limited in light of our current liquidity situation;

•                  any determination by us to make a filing for relief under the CCAA and Chapter 11 or Chapter 15 of the U.S. Bankruptcy Code or the filing of an involuntary petition for bankruptcy against us, and the impact of any such filing on our business and operations;

•                  our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures, and meet working capital needs, and our ability to continue as a going concern;

•                  our ability to comply with the terms and conditions of the Credit Agreement and the Senior Notes Indenture, and in the event that we are unable to comply with such terms and conditions, our ability to pay any accelerated indebtedness;

•                  a significant reduction in the borrowing base under the Credit Agreement;

•                  the volatility of our stock price, and the ability of our common stock to remain listed and traded on the NYSE and TSX;

•                  our ability to maintain relationships with suppliers, customers, employees, stockholders and other third parties in light of our current liquidity situation;

•                  our ability to replace and sustain production;

•                  a lack of available drilling and production equipment, and related services and labor;

•                  increases in costs of drilling, completion and production equipment and related services and labor;

•                  unsuccessful exploration and development drilling activities;

•                  regulatory and environmental risks associated with exploration, drilling and production activities;

•                  declines in the value of our oil and natural gas properties, resulting in a decrease in our borrowing base under the Credit Agreement and ceiling test write-downs;

•                  the adverse effects of changes in applicable tax, environmental and other regulatory legislation;

•                  a deterioration in the demand for our products;

•                  the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures;

•                  the risks of conducting exploratory drilling operations in new or emerging plays;

•                  intense competition with companies with greater access to capital and staffing resources;

•                  the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; and

•                  the uncertainty related to the pending litigation against us.

Should one or more of the risks or uncertainties described above or elsewhere in this Current Report on Form 8-K occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.  For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report, and we undertake no obligation to update this information to reflect events or circumstances after the filing of this Current Report with the U.S. Securities and Exchange Commission, except as required by law. All forward-looking statements, expressed or implied, included in this Current Report are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may make or persons acting on our behalf may issue.

Item 9.01.             Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: August 15, 2013	By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated August 15, 2013.